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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of The Providence Journal Company on Form S-4 of our report on King Holding Corp. and subsidiaries dated February 11, 1994 (except for the fifth paragraph of Note 1 as to which the date is February 22, 1994, and Note 2 as to which the date is November 18, 1994) appearing in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

  We consent to the use in this Registration Statement of The Providence Journal Company on Form S-4 of our report dated November 30, 1994 (relating to the financial statements of King Videocable Company not presented separately herein) appearing in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

  We also consent to the references to us under the heading "Experts" in such Joint Proxy Statement-Prospectus.

Deloitte & Touche LLP

Boston, Massachusetts
January 27, 1995